LEXINGTON REALTY TRUST

Up to $300,000,000 of Shares of Beneficial Interest Classified as Common Stock

EQUITY SALES AGREEMENT

Dated: November 27, 2019

TABLE OF CONTENTS

EXHIBITS

Exhibit A - Form of Placement Notice

Exhibit B - Form of Forward Instruction Notice

Exhibit C - Authorized Individuals for Placement Notices and Acceptances

Exhibit D - Compensation

Exhibit E - Subsidiaries of the Company

Exhibit F - Officer Certificate of Company

Exhibit G-1 - Form of Opinion of Company Counsel

Exhibit G-2 - Form of Negative Assurance Letter of Company Counsel

Exhibit G-3 - Form of Tax Opinion of Company Counsel

Exhibit H - Form of Opinion of Maryland Counsel

Exhibit I - Schedule of Free Writing Prospectuses

Annex I - Confirmation

i

LEXINGTON REALTY TRUST

Up to $300,000,000

of Shares of Beneficial Interest Classified as Common Stock

EQUITY SALES AGREEMENT

   November 27, 2019

Jefferies LLC 520 Madison Avenue New York, New York 10022	BofA Securities, Inc. One Bryant Park New York, New York 10036
KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114	Mizuho Securities USA LLC 320 Park Avenue New York, New York 10022
Regions Securities LLC 6805 Morrison Boulevard, Suite 100 Charlotte, North Carolina 28211	Evercore Group L.L.C. 55 East 52nd Street, 36th Floor New York, New York 10055

  As Forward Purchasers:

Jefferies LLC 520 Madison Avenue New York, New York 10022	Bank of America, N.A. One Bryant Park New York, New York 10036
KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114

Ladies and Gentlemen:

Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with Jefferies LLC., KeyBanc Capital Markets Inc., Regions Securities LLC, BofA Securities, Inc., Mizuho Securities USA LLC, and Evercore Group L.L.C., each as sales agent, principal and/or forward seller (in such capacity, each a “Selling Agent,” and together, the “Selling Agents”), and Bank of America, N.A., Jefferies LLC, and KeyBanc Capital Markets Inc. or an affiliate thereof, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”). The Selling Agents and Forward Purchasers are herein referred to collectively as the “Agents”.

For purposes of clarity, it is understood and agreed by the parties hereto that, if Securities (as defined below) are offered or sold through any Selling Agent acting as forward seller for the applicable Forward Purchaser, then such Selling Agent, as forward seller, shall be acting solely in its capacity as sales agent for such Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Securities, and, except in cases where this Agreement (as defined below) expressly refers to a Selling Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Selling Agent acting as sales agent shall also be deemed to apply to such Selling Agent when acting as forward seller, mutatis mutandis. It is also understood and agreed by the parties hereto that, if Securities are offered or sold through any Selling Agent acting as sales agent for the Company, then such Selling Agent shall be acting solely in its capacity as sales agent for the Company, and not as sales agent for any Forward Purchaser, with respect to the offering and sale of such Securities.

The Company proposes to, from time to time during the term of this Equity Sales Agreement (this “Agreement”), subject to the terms and conditions set forth herein, to offer and sell through the Selling Agents, acting as agent and/or principal, shares of beneficial interest of the Company (the “Securities”) classified as common stock, par value $0.0001 per share, having an aggregate sale price of up to $300,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Selling Agents shall have no obligation in connection with such compliance. The offer and sale of the Securities through the Selling Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, on any day selected by the Company, the Company and Selling Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Securities to be placed by the Selling Agent, as agent, and the manner in which and other terms upon which such placement is to occur. The Company may also (i) offer to sell the Securities directly to a Selling Agent, as principal, in which event such parties shall enter into a separate terms agreement, relating to such sale in accordance with the terms hereof or (ii) enter into one or more forward sale transactions (each a “Forward Transaction,” and together, the “Forward Transactions”), with any of the Forward Purchasers as set forth in separate forward sale confirmations, each in substantially the form attached hereto as Annex I (each, a “Confirmation,” and together, the “Confirmations”). In connection with each Forward Transaction, the Company and the relevant Selling Agent understand that such Selling Agent or an affiliate thereof will attempt to borrow and then offer, as forward seller on behalf of the applicable Forward Purchaser, the applicable Securities (“Borrowed Securities”) for sale on the terms set forth under this Agreement and in connection with the relevant Confirmation.

Section 1. Description of Securities.

The Company has prepared and filed with the Commission, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3ASR (File No. 333-223257), to be used in connection with the public offering and sale of certain securities of the Company, including the Securities, under the Securities Act, which became effective when filed on February 27, 2018 pursuant to Rule 462(e) under the Securities Act, including a base prospectus (the “Base Prospectus”) dated February 27, 2018, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement dated November 27, 2019 specifically relating to the Securities (the “Prospectus Supplement”) to the Base Prospectus, to be included as part of such registration statement. The Company will furnish to each of the Agents, for use by the Agents or their respective agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, is herein called the “Registration Statement.” The Base Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), as supplemented by its Interactive Data Electronic Applications system.

Section 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the applicable Agent(s) by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities that may be issued or the proceeds to be received from the sale of the Securities, by the Agents (the “Issuer Securities”, and together with the Borrowed Securities, the “Placement Securities”), the time period during which sales are requested to be made (the “Selling Period”), any limitation on the number of Issuer Securities that may be sold in any one day or in such time period and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum required sales parameters as well as certain optional additional parameters is attached hereto as Exhibit A; provided, however, that prior to delivery of such Placement Notice, the Selling Period for any previous Placement Notice shall have expired or been terminated. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit C (with a copy to each of the other individuals from the Company listed on Exhibit C) attached hereto, as such may be amended from time to time, and shall be addressed to each of the individuals (and/or email addresses) from the applicable Agent(s) as set forth on Exhibit C, as such Exhibit C may be amended from time to time.   The Placement Notice shall be effective upon receipt by the applicable Agent unless and until (1) in accordance with the notice requirements set forth herein, the applicable Agent declines to accept the terms contained therein for any reason, in its sole discretion, (2) the entire amount of the Placement Securities have been sold, (3) the time period during which sales are requested to be made has expired as provided in the Placement Notice, (4) in accordance with the notice requirements set forth herein, the Company suspends or terminates the Placement Notice, (5) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (6) the Agreement has been terminated under the provisions of Section 12 or (7) either the Company or the applicable Agent shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the applicable Agent(s) in connection with the sale of the Issuer Securities shall be calculated in accordance with the terms set forth in Exhibit D attached hereto; provided, however, in the event the Company engages any of the Agents for a sale of Placement Securities that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the applicable Agent(s) will separately agree to compensation that is customary with respect to such transaction at the time of any such transaction. The amount of any commission, discount or other compensation to be paid by the Company to such Agent(s) and any other terms and conditions in connection with the sale of the Issuer Securities shall be as separately agreed between the applicable parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to a Placement or any Issuer Securities unless and until the Company delivers a Placement Notice to the applicable Agent(s) and either (i) the applicable Agent(s) accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an acceptance pursuant to the terms set forth above (the “Acceptance”), and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

Section 3. Sale of Placement Securities by the Agents. Subject to the provisions of Section 6(a), each applicable Selling Agent, during the Selling Period, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The applicable Selling Agent(s) will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to such Agent(s) pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by such Selling Agent(s) (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), each Selling Agent covenants and agrees not to make any sales of the Placement Securities, except by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Securities or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Selling Agents may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions; provided that such sales comply with the section entitled “Plan of Distribution” contained in the Registration Statement and the Prospectus. For the purposes hereof, “Trading Day” means any day on which Securities are purchased and sold on the principal market on which the Securities are listed or quoted.

Section 4. Suspension of Sales.

The Company or the Selling Agents may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit C, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit C), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit C hereto, as such Exhibit may be amended from time to time.

Section 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company hereby represents and warrants to the Agents that as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, and as of each Settlement Date (as defined below), and agrees with the Agents, as follows:

(1) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement and any post-effective amendments thereto have become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(2) At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, at each deemed effective date of the Registration Statement with respect to any of the Selling Agents pursuant to Rule 430B(f)(2) of the Securities Act and at each Settlement Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(3) The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at each Settlement Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or, when considered together with the Registration Statement and the Prospectus and all amendments and supplement thereto, and all other Issuer Free Writing Prospectuses and all amendments and supplements thereto, will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at such time, not misleading.

(5) The representations and warranties set forth in the preceding paragraphs 2, 3 and 4 shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, or any Issuer Free Writing Prospectus relating to the Securities, made in reliance upon and in conformity with information furnished to the Company in writing by any Selling Agent expressly for use therein.

(6) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective and (b) at each Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(7) At the time of filing, the Registration Statement and at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or Form of Prospectus), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act.

(8) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described or filed as required; there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary (as defined below) is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; there are no statutes or regulations applicable to the Company or any Subsidiary or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any Subsidiary of a character required to be disclosed that are not so described therein as required; all agreements between the Company or any Subsidiary and third parties expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company or the Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and by general equity principles; there are no business relationships or related-party transactions involving the Company or any Subsidiary required to be described in the Registration Statement and the Prospectus which have not been so described as required.

(9) Deloitte & Touche LLP, who audited the financial statements and supporting schedules of the Company and its Subsidiaries for its fiscal years ended December 31, 2018 and 2017, which are included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”). KPMG LLP, who audited the financial statements and supporting schedules of the Company and its Subsidiaries for its fiscal year ended December 31, 2016, which are included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the PCAOB.

(10) The financial statements of the Company and its Subsidiaries, (collectively, the “Company Financial Statements”), included or incorporated by reference in the Registration Statement and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), which are incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the Exchange Act, except as disclosed therein, and that unaudited financial statements may not contain all footnotes required by GAAP and subject, in the case of unaudited financial statements, to normal year-end audit adjustments. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. There are no financial statements or schedules required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act, which are not so included or incorporated. If applicable, the unaudited pro forma financial information (including the related notes) included or incorporated by reference in the Registration Statement or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No pro forma financial information is required to be included or incorporated by reference in the Registration Statement or the Prospectus which is not so included or incorporated. Any non-GAAP financial measures, as defined under Regulation G of the Securities Act, included or incorporated by reference in the Registration Statement and the Prospectus are permitted for use in documents filed with the Commission and comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The ratio of earnings to fixed charges contained in the Registration Statement and the Prospectus has been calculated in accordance with Item 503(d) of Regulation S-K. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(11) Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, investment portfolio, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Company or the Subsidiaries, which are material with respect to the Company and the Subsidiaries, considered as one enterprise, and (C) except as disclosed in the Company’s press releases, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(12) The Company has been duly organized and is an existing statutory real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (trust or other) to own and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(13) Exhibit 21 of the Company’s most recent Annual Report on Form 10-K, attached hereto as Exhibit E (which may be modified from time to time by the Company upon notice to the Agents in writing), is a true, correct and complete list of all of the subsidiaries of the Company controlled directly or indirectly by the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), including the jurisdiction of incorporation or organization of each such Subsidiary and each Subsidiary that is a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X. For the avoidance of doubt, the term “Subsidiary” as used in this Agreement and the Exhibits hereto includes, without limitation, Lepercq Corporate Income Fund L.P., a Delaware limited partnership (“LCIF”). The Company hereby represents and warrants that no “significant subsidiary” as defined by Rule 1-02 of Regulation S-X has been formed by the Company since the date of Exhibit E.

(14) Each Subsidiary has been duly incorporated or formed, as the case may be, and each is existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate, partnership, trust or other) to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, each Subsidiary is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and the equity interests of each Subsidiary owned by the Company or another Subsidiary, directly or through subsidiaries, are owned free from security interests, liens, claims, encumbrances and defects, except (i) as disclosed in the Registration Statement and the Prospectus or (ii) where such security interests, liens, claims, encumbrances and defects would not have a Material Adverse Effect. Immediately prior to the consummation of the transactions contemplated hereby and the application of the Net Proceeds from the sale of the Placement Securities, the Company owns the sole general partnership interest and a majority of the limited partnership interests in LCIF.

(15) The Company’s authorized and issued capitalization is as set forth in the documents incorporated by reference in the Registration Statement and the Prospectus and has not changed, except for (i) subsequent issuances, if any, pursuant to this Agreement or any Confirmation or pursuant to reservations, agreements, benefit plans or other plans and arrangements referred to, or incorporated by reference, in the Registration Statement and the Prospectus, (ii) purchases of Securities pursuant to the Company’s announced stock repurchase program referred to, or incorporated by reference, in the Registration Statement and the Prospectus and (iii) such other changes as are referred to, or incorporated by reference, in the Registration Statement and Prospectus; this Agreement, any Confirmation, and the issuance of Placement Securities by the Company hereunder or the issuance of any Securities under any Confirmation has been duly authorized by all appropriate action of the Company, all outstanding shares of beneficial interest of the Company are, and, when the Placement Securities or the newly issued Securities have been delivered and paid for in accordance with this Agreement or a Confirmation, as applicable, on each Settlement Date, such Securities will be, validly issued, fully paid and non-assessable and will conform to the description thereof contained the Registration Statement and the Prospectus; the issued and outstanding units of limited partnership interest in LCIF (the “Units”) have been duly authorized by LCIF and have been validly issued in accordance with the Partnership Agreement of LCIF; all of the issued and outstanding shares of beneficial interest of the Company and outstanding Units have been offered, sold and issued by the Company or LCIF in compliance with all applicable laws, including without limitation, federal and state securities laws; except as described in the Registration Statement, the Prospectus and the Company’s Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan, filed with the Commission on an automatic shelf registration statement on Form S-3ASR on December 24, 2015, as supplemented by the prospectus supplement dated August 28, 2017, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company, and the shareholders of the Company have no preemptive or similar rights with respect to any shares of beneficial interest of the Company.

(16) Except as described in the Registration Statement and the Prospectus or as provided herein, there are no contracts, agreements or understandings between the Company or the Subsidiaries and any person that would give rise to a valid claim against the Company or any Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Placement Securities.

(17) Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company or the Subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(18) The Placement Securities will be approved for listing on the NYSE on or prior to the first Settlement Date, subject to final notice of issuance.

(19) No consent, approval, license, authorization, certificate, permit or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, including the valid authorization, issuance, sale and delivery of the Placement Securities, except such as may be required under the Securities Act, the Exchange Act, the rules of the NYSE and state securities laws.

(20) The execution, delivery and performance of this Agreement and the issuance and sale of the Placement Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their properties, or any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the Properties, as defined below, of the Company or any Subsidiary is subject, or the charter, by-laws, partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company or any Subsidiary, and the Company has full power and authority to authorize, issue, sell and deliver the Placement Securities as contemplated by this Agreement.

(21) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(22) Except as described in the Registration Statement and the Prospectus, the Company, its Subsidiaries, and the joint ventures in which the Company and its Subsidiaries have an ownership interest, have good and marketable title to all real properties and all other properties and assets owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects, except where the existence of any lien, encumbrance or defect would not have a Material Adverse Effect; the Company or the Subsidiary has obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties, except where the failure to obtain such owner’s title insurance policy would not have a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the invalidity or unenforceability of such leases, individually or collectively, would not have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or part of any Property or any interest therein for other than the fair market value, except where the exercise of such option or right would not have a Material Adverse Effect; neither the Company nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to any of the Properties.

(23) The Company and the Subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them or contemplated by the Registration Statement and the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that, if determined adversely to the Company or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(24) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(25) The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, the material inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property as being owned or licensed by them and which are necessary for the conduct of their respective businesses as currently conducted (collectively, “Intellectual Property”), and the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property as licensed to the Company or the Subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property. Except as would not be reasonably likely to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any Subsidiary infringes or otherwise violates, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and the Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and the Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company or any Subsidiary is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or such Subsidiary, as applicable. None of the Intellectual Property or material technology (including information technology and outsourced arrangements) owned or employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any material contractual obligation binding on the Company or the relevant Subsidiary or, to the knowledge of the Company, otherwise in material violation of the rights of any persons.

(26) Except as (x) otherwise described in the Registration Statement and the Prospectus or (y) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any Property, except in material compliance with applicable laws; except as disclosed in the Registration Statement and the Prospectus, to the knowledge of the Company, the Properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste (collectively, “Environmental Laws”), and the Company and the Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or any Subsidiary; or that the Company or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company or any Subsidiary is liable for any contamination of the environment, contamination of the Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards. In the ordinary course of its business, the Company and the Subsidiaries conduct Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries.

(27) Except as described in the Registration Statement and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective Properties that, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the offering, issuance, sale and delivery of the Placement Securities; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated.

(28) The Company has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s knowledge, neither the Company nor any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company or any of the Subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, or any of the Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(29) Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of Placement Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, neither will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(30) The Company and the Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (A) its respective declaration of trust, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or (B) in the performance or observance of any material obligation, agreement, covenant or condition contained in any material license, indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company or such Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of (B) where such breach, default or event would not have a Material Adverse Effect.

(31) Each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon, except where failure to so file or pay would not have a Material Adverse Effect; and no tax deficiency has been asserted against the Company or any Subsidiary, nor, to the knowledge of the Company, is any tax deficiency likely to be asserted against the Company or any Subsidiary; all tax liabilities, if any, are adequately provided for on the respective books of the entities.

(32) Commencing with its taxable year ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), and the Company’s current and proposed method of operations will enable it to continue to meet the requirements for taxation as a REIT under the Code; no transaction or other event has occurred which could reasonably be expected to cause the Company not to be able to qualify as a REIT for its taxable years ending December 31, 2019 or future years.

(33) Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(34) There are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the executive officers or trustees of the Company or any of their family members.

(35) In connection with the offering of any Placement Securities pursuant to a Placement Notice, the Company has not offered and will not offer its Securities or any other securities convertible into or exchangeable or exercisable for Securities in a manner in violation of the Securities Act; the Company and its affiliates have not distributed and will not distribute, prior to the completion of the distribution of any Securities pursuant to a Placement Notice, any written offering materials in connection with the offer and sale of the Securities pursuant to that Placement Notice other than (i) the Registration Statement, (ii) the Prospectus, (iii) the Issuer Free Writing Prospectuses set forth on Exhibit I hereto, if any, and (iv) any other Issuer Free Writing Prospectus, which the Agents consent to in writing to the Company’s use in connection with the offer of the Securities.

(36) None of the entities which prepared appraisals of the Properties or Phase I environmental assessment reports with respect to such Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any Subsidiary, and none of their trustees, managers, officers or employees is connected with the Company or any Subsidiary as a promoter, selling agent, voting trustee, officer or employee.

(37) The Company is in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended from time to time.

(38) The Company is in material compliance with the current listing standards of the NYSE and has made all material filings and/or certifications to the NYSE on a timely basis.

(39) The Securities are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Subsection (c)(1) of such Rule.

(40) The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(41) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Company’s most recent Annual Report on Form 10-K and any of the Company’s Quarterly Reports on Form 10-Q filed subsequent to such Annual Report, which are incorporated by reference into the Registration Statement and the Prospectus, accurately and fully describes, or will when filed accurately and fully describe, in each case in all material respects: (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”), (ii) judgments and uncertainties affecting the application of critical accounting policies and (iii) the explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of trustees, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company’s independent accountants with regard to such disclosure.

(42) Since the date of the filing of the Company’s most recent Annual Report on Form 10-K, the Company’s auditors and the audit committee of the board of trustees of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial reporting or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(43) Since the date of the filing of the Company’s most recent Annual Report on Form 10-K, except as disclosed in the Registration Statement and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies in such control over financial reporting.

(44) Neither the Company’s nor any Subsidiary’s performance of its respective obligations under its joint venture agreements nor the consummation of any transactions contemplated thereby nor the fulfillment of the terms thereof by the Company or a Subsidiary will conflict with or, result in a breach or violation of (A) the charter, by-laws, partnership agreement, operating agreement, limited liability company certificate or certificate of limited partnership of the Company or any Subsidiary; (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such Subsidiary is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its or their properties or, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except in the case of (B) and (C) where such conflict, breach, violation, creation or imposition, as the case may be, would not have a Material Adverse Effect.

(45) The form of certificate used to evidence the Placement Securities complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Declaration of Trust and By-laws of the Company and the requirements of the NYSE.

(46) The Placement Securities will conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Prospectus. The Placement Securities conform to all statements relating thereto contained or incorporated by reference in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(47) Each of the Company and the Subsidiaries has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of applicable law.

(48) Neither the Company nor any Subsidiary, nor any trustee, director or officer of the Company or any Subsidiary, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any such Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and the Subsidiaries and, to the knowledge of the Company, their affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(49) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(50) Neither the Company nor any of the Subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company and the Subsidiaries will not directly or indirectly use the proceeds from the sale of Placement Securities under this Agreement or any proceeds received by the Company under any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(51) Except as set forth in the Company’s financial statements, each of the Company and the Subsidiaries do not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended and the regulations and published interpretations thereunder (collectively, “ERISA”), or Section 4975 of the Code.

(52) Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(53) Except as disclosed in the Registration Statement and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Placement Securities to repay any debt owed to any Agent or any of their respective affiliates.

(54) The Company acknowledges and agrees that the Agents have informed the Company that the Agents may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Placement Securities for their own respective accounts while this Agreement or any applicable Confirmation is in effect, and shall be under no obligation to purchase Placement Securities on a principal basis pursuant to this Agreement or any Confirmation, except as otherwise agreed by the Agent in the Placement Notice or by the Forward Purchaser in the Confirmation (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent any Agent may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(55) All of the information provided pursuant to this Agreement, if any, to the Agents or to counsel for the Agents by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110, 5190 and NASD Conduct Rule 2720 is true, complete and correct in all material respects. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i). Neither the Company nor any of its Affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with any member firm of FINRA.

(56) Neither the Company nor any Subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.

(57) Except as otherwise disclosed in the Prospectus, the Company and the Subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company or such Subsidiary or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company and the Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or the Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, nor the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by either the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(58) Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(59) The Company and the Subsidiaries’ material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or any other piece of information that reasonably allows for the identification of such natural person or his or her family. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for those that may be remedied without any material cost to the Company. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(60) The Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws and regulations (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary, to the knowledge of the Company: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(b) Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company or such Subsidiary to the Agents as to the matters covered thereby.

Section 6. Sale and Delivery to the Agents; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon an Agent’s acceptance of the terms of a Placement Notice or upon receipt by such Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, such Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities at market prevailing prices (unless otherwise provided in the applicable Placement Notice) up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Placement Securities, (ii) the Agents will incur no liability or obligation to the Company or any other person or entity if they do not sell Placement Securities for any reason (other than due to a breach of their covenants contained in this Agreement) and (iii) the Agents shall be under no obligation to purchase Placement Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by an Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Direct Settlement Date”) or through an Agent acting as a forward seller pursuant to Section 6(d) of this Agreement (each such day, a “Forward Settlement Date” and together with a Direct Settlement Date, each a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Direct Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by an Agent at the Direct Settlement Date at which such Placement Securities were sold, after deduction for (i) such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to such Agent hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Direct Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the applicable Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee at least one full business day prior to the Direct Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Direct Settlement Date, the applicable Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Direct Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on or before a Direct Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Agents harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable out-of-pocket legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to the Agents any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Forward Transactions. The Company may from time to time, in consultation with a Forward Purchaser and the applicable Agent (which may be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), request to enter into a Forward Transaction by delivering an instruction notice in the form attached as Exhibit B (a “Forward Instruction Notice”) pursuant to a Confirmation for such Agent to borrow, offer and sell Borrowed Securities, as a forward seller, in each case, in accordance with the terms of this Section 6(d). If the Company requests to enter into a Forward Transaction, the Company’s Forward Instruction Notice to the applicable Agent shall include, for purposes of (and as defined under) the related Confirmation, the requested (i) Trade Date, (ii) Maturity Date, (iii) Hedge Completion Date, (iv) Initial Number of Shares, (v) Commission Rate, (vi) Spread, (vii) Initial Stock Loan Rate, (viii) Maximum Stock Loan Rate, (ix) Forward Price Reduction Date and (x) Forward Price Reduction Amount (together, the “Proposed Confirmation Terms”). Each Forward Instruction Notice is subject to review and acceptance by the applicable Agent. To accept a Forward Instruction Notice, the applicable Agent shall send a written acceptance to the Company, and such written acceptance shall set forth the Proposed Confirmation Terms accepted by such Agent. Subject to the terms and conditions hereof and following the delivery of written acceptance by such Agent, the Agent shall use its commercially reasonable efforts, consistent with its normal sales and trading practices for similar forward transactions and applicable law and regulation, to sell as sales agent (whether acting as agent of the Company or as forward seller on behalf of any Forward Purchaser) all of the Borrowed Securities so designated by the Company in a Forward Instruction Notice. With respect to any Forward Instruction Notice accepted by an Agent as forward seller, such Agent shall use commercially reasonable efforts, consistent with its normal sales and trading practices for similar forward transactions and applicable law and regulation, to borrow the number of Securities designated by the Company. Any Confirmation to be entered into between the Company and a Forward Purchaser under this Section 6(d) in connection with a Forward Instruction Notice provided by the Company and accepted by the applicable Agent under this Section 6(d) shall be deemed to include each of the Proposed Confirmation Terms (as set forth in the Agent’s written acceptance) when delivered by the Forward Purchaser to the Company for execution unless the Company and such Forward Purchaser have agreed otherwise in writing prior to the delivery of such Confirmation for execution.

(e) In connection with sales pursuant to Section 6(d) of this Agreement, the compensation payable to such Selling Agent for sales of Placement Securities with respect to which the Selling Agent acts as forward seller on behalf of the Forward Purchaser will not exceed 2.0% of the gross proceeds and shall be paid by the relevant Forward Purchaser to the relevant Selling Agent as forward seller as a reflection of the reduction such Forward Purchaser received from the Company through the “Initial Forward Price” under the applicable Confirmation.

(f) In the event that the Selling Agent delivers the gross proceeds to the Company or the Forward Purchaser at a Settlement Date, the compensation payable to such Selling Agent for sales shall be set forth and invoiced in a periodic statement from the Selling Agent to the Company or the Forward Purchaser, as the case may be, and payment of such amounts shall be made promptly by the Company or the Forward Purchaser, as the case may be, after its receipt thereof.

(g) In the event that either (i) a Selling Agent, as forward seller, is unable to borrow and deliver any Placement Securities for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, or (ii) in the commercially reasonable judgment of such Selling Agent, such Selling Agent would incur a stock loan fee that is greater than the rate specified in the applicable Confirmation under “Stock Borrow Event,” then the obligation herein of the applicable Selling Agent with respect to sales of Placement Securities as forward seller with respect to such instruction shall only extend to the aggregate number of Placement Securities that such Selling Agent is able to so borrow below such fee.

(h) Denominations; Registration. Certificates for any certificated Placement Securities shall be in such denominations and registered in such names as such Agent(s) may request in writing at least one full business day before the Settlement Date. The Company shall deliver the certificated Placement Securities, if any, through the facilities of The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto.

(i) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Securities, if after giving effect to the sale of such Placement Securities, the aggregate offering price of the Placement Securities sold pursuant to this Agreement or any Confirmation would exceed the lesser of (A) together with all sales of Placement Securities under this Agreement (including, for the avoidance of doubt, any such sales made in connection with any Confirmation), the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agents in writing. The aggregate offering price of the Placement Securities that may be sold pursuant to this Agreement shall not exceed the Maximum Amount.

(j) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Securities shall only be effected by or through one of the Agents on any single given day, but in no event by more than one unaffiliated Agent; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement or a Confirmation.

(k) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Placement Securities and, by notice to the Agents given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Placement Securities, and the Agents shall not be obligated to offer or sell any Placement Securities, (i) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(l), at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(l) If the Company wishes to offer, sell or deliver Placement Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and obtain the consent of counsel to the Agents to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p), (q) and (r); respectively, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 7(m) and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 6(k) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(l) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 and (B) this Section 6(l) shall in no way affect or limit the operation of the provisions of clause (i) of Section 6(k), which shall have independent application.

Section 7. Covenants of the Company. The Company covenants with the Agents as follows:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon request by an Agent, any amendments or supplements to the Registration Statement or Prospectus that, in such Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities (provided, however, that the failure of an Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect any Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file with the Commission any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Securities or a security convertible into the Securities unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that the failure of any Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise the Agents promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (other than any documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Agents may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any documents (other than the Prospectus) to the Agents to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or, together with the Registration Statement and Prospectus, taken as a whole, included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Agents, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Placement Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Agents under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. The Company will not, at any time that a Placement Notice (or a Forward Instruction Notice) is in effect, without (i) giving the Agents prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the applicable Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale as provided by Section 4 hereof, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for or repayable with Securities, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Securities, or any securities convertible into or exchangeable or exercisable for or repayable with Securities, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Placement Securities to be offered and sold through the Agents pursuant to this Agreement or pursuant to any Confirmation, (B) any Securities issued by the Company upon (x) the exercise of an option or warrant or (y) the conversion of a security, in either case outstanding on the date hereof and referred to (by incorporation by reference or otherwise) in the Prospectus, (C) any Securities issued or options to purchase Securities granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any Securities issued pursuant to any non-employee director stock plan, direct stock purchase plan or dividend reinvestment plan referred to in the Prospectus, (E) any limited partner interests in LCIF that are issued in exchange for real property or interests therein in the ordinary course of business, or (F) any Securities issuable upon conversion of Units.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to issue or has issued Placement Securities, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or any of their respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents or their respective agents may reasonably request.

(n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and/or in a Current Report on Form 8-K, the number of Placement Securities sold through the Agents, the number of Borrowed Securities sold through the Forward Sellers, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Securities.

(o) Representation Dates; Certificate. On or prior to the date that the first Placement Securities are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(2) at any other time reasonably requested by the Agents (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”),

The Company shall furnish the Agents with a certificate, in the form attached hereto as Exhibit F within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) including with respect to clause (2) above, shall be waived for any Representation Date occurring at a time at which no Placement Notice or Forward Instruction Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice or Forward Instruction Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to offer or sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Forward Instruction Notice, or the Agents sell any Placement Securities, the Company shall provide each Agent with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice or Forward Instruction Notice, as applicable.

(p) Legal Opinion. On or prior to the date that the first Placement Securities are sold pursuant to the terms of this Agreement, and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Agents (i) a written opinion of Paul Hastings LLP (“Company Counsel”), or other counsel satisfactory to the Agents, in form and substance satisfactory to the Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibits G-1, G-2 and G-3, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, and (ii) a written opinion of Venable LLP, Maryland counsel for the Company (“Maryland Counsel”), or other counsel satisfactory to the Agents, in form and substance satisfactory to the Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached as Exhibit H, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Agent Counsel Legal Opinion. On or prior to the date that the first Placement Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Agents shall have received the favorable opinion of Goodwin Procter LLP, counsel to the Agents, dated as of such date, in customary form and substance satisfactory to the Agents, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(r) Comfort Letter. On or prior to the date that the first Placement Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letters after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that the Agents will accept a certificate from the Chief Financial Officer of the Company, in a form satisfactory to the Agents, in lieu of a Comfort Letter from KPMG LLP.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Placement Securities or (ii) sell, bid for, or purchase any Placement Securities to be issued and/or sold pursuant to a Placement Notice or a Forward Instruction Notice, or pay anyone any compensation for soliciting purchases of the Placement Securities to be issued and sold pursuant to a Placement Notice or a Forward Instruction Notice, in each case in violation of applicable law and other than the Agents; provided, however, that the Company may bid for and purchase its Securities in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of Placement Securities pursuant to this Agreement (including, for the avoidance of doubt, any such sales made in connection with any Confirmation).

(t) Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except in each case where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(u) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries will, at any time prior to the termination of this Agreement, be required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(v) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(w) No Offer to Sell. Other than a Permitted Free Writing Prospectus approved in advance in writing by the Company and the Agents in their respective capacities as principal or agent hereunder or pursuant to any Confirmation, the Company (including its agents and representatives, other than the Agents each in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus (as defined in Rule 405 under the Securities Act) relating to the Placement Securities to be sold or offered by the Agents, each as principal or sales agent hereunder or as Forward Sellers.

(x) Sarbanes-Oxley Act. The Company and its Subsidiaries will use their best efforts to comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(y) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Securities, then it shall promptly notify the Agents and the Agents shall suspend sales of Placement Securities under this Agreement until that or other exemptive provisions have been satisfied in the reasonable judgment of each party.

(z) REIT Treatment. The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code for so long as the Company intends to so qualify.

(aa) Agents’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, other than any such amendment or supplement occurring solely as a result of the incorporation by reference of any report filed under the Exchange Act (unless such supplement or amendment relates to an event reported on Form 8-K which otherwise triggers a Representation Date), the Company shall furnish to the Agents for their review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without prior consent from counsel to the Agents, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

Section 8. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, under each Confirmation, and under each Placement Notice or Forward Instruction Notice, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other similar duties or taxes payable upon the sale, issuance or delivery of the Placement Securities (other than taxes on the income or commissions of the Agents) to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Agents of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (vii) the preparation, printing and delivery to the Agents of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Placement Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review by FINRA of the terms of the sale of the Placement Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and (xi) the reasonable disbursements of counsel for the Agents in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 9 or Section 12(a)(i) hereof, the Company shall reimburse the Agents for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents.

Section 9. Conditions of the Agents’ Obligations.The obligations of the Agents hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any of its Subsidiaries of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) or Forward Instruction Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable) or Forward Instruction Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus that have not been so made; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, which has not been lifted; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, which has not been lifted; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus (together with the Registration Statement and Prospectus), it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. None of the Agents shall have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in such Agent’s opinion is material, or omits to state a fact that in such Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e) Opinions of Counsel for Company. Each of the Agents shall have received the favorable opinions of Company Counsel, Maryland Counsel and the General Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f) Representation Certificate. Each of the Agents shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g) Opinion of Counsel for the Agents. Each of the Agents shall have received the favorable opinion of Goodwin Procter LLP, required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(h) Accountant’s Comfort Letter. Each of the Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of Comfort Letter is required pursuant to Section 7(r).

(i) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice or (if needed) any Forward Instruction Notice.

(j) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k) Forward Transactions. Prior to any offers or sales of Borrowed Securities by a Selling Agent as forward seller, the Company and the applicable Forward Purchaser shall have each executed and delivered to the other party the completed Confirmation relating to such sales and such Selling Agent, substantially in the form attached hereto as Annex I and all conditions to effectiveness included in the relevant Confirmation have been satisfied.

(l) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Placement Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement or any Confirmation.

(m) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(n) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, any Agent may terminate their participation in the program under this Agreement by providing notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of a party terminating its participation in the program or any termination of this Agreement, Sections 5, 10, 11, 12, 16 and 20 hereof shall survive such termination and remain in full force and effect.

Section 10. Indemnification and Contribution.

(a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless (without duplication) each of the Agents, their respective officers and employees, their respective affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), their respective selling agents and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company;

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. The Agents agree, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party for the fees and expenses of counsel in accordance with such request prior to the date of such settlement.

(e) Contribution.

(1) If the indemnification provided for in this Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, from the offering of the Placement Securities pursuant to this Agreement (including for the avoidance of doubt, any such offering made in connection with any Confirmation) or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the applicable Agent(s), on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(2) The relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Placement Securities pursuant to this Agreement (including, for the avoidance of doubt, any such offering made in connection with any Confirmation) shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Placement Securities pursuant to this Agreement (including, for the avoidance of doubt, any such offering made in connection with any Confirmation) (in each case before deducting expenses) received by the Company (or the Forward Purchaser or Forward Seller, as the case may be, in connection with any offering of Placement Securities made in connection with any Confirmation) and the total commissions received by the applicable Agents, in each case, as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Placement Securities as set forth on such cover.

(3) The relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(4) The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(5) Notwithstanding the provisions of this Section 10, none of the Agents shall be required to contribute any amount in excess of the amount by which the total price at which the Placement Securities offered or underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the applicable Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(6) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(7) The obligation of an Agent to contribute pursuant to this Section 10 shall be several in proportion to the number of applicable Placement Securities sold to or through such Agent, and not joint.

(8) For purposes of this Section 10, each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Agent’s affiliates and selling agents shall have the same rights to contribution as the Agents, and each trustee of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or a controlling person of any Agent, or by or on behalf of the Company, and shall survive delivery of the Placement Securities to the Agents.

Section 12. Termination of Agreement.

(a) Termination; General. Any Agent may terminate its participation in the program under this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, or (iii) if trading in the Placement Securities has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Agents. Each Agent shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate its participation in the program under this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Agents on the terms and subject to the conditions set forth herein or any Placement Notice, any Forward Instruction Notice or any Confirmation, if applicable.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(b) or (d) above, by all Agents pursuant to Sections 12(a) or (c) or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 16 and Section 20 hereof shall survive such termination and remain in full force and effect.

Section 13. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to Selling Agents shall be directed to:

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Attention: Equity Syndicate

Regions Securities LLC

6805 Morrison Boulevard, Suite 100

Charlotte, North Carolina 28211

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Christine Roemer, with a copy to ECM Legal (fax: (212) 230-8730)

Mizuho Securities USA LLC

320 Park Avenue

New York, New York 10022

Evercore Group L.L.C.

55 East 52nd Street, 36th Floor

New York, NY 10055

in each case, with a copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention: Mark Schonberger, Esq.

Notices to Forward Purchasers shall be directed to:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Attention: Colyer Curtis and Tim O’Connor

Telephone: +1 212-708-2734

Email: ccurtis@jefferies.com and Tim.OConnor@Jefferies.com

with copies to:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Attention: Sonia Han Levovitz and Dawn Pieper

Telephone: +1 212-284-3433

Email: shan@jefferies.com and dpieper@jefferies.com

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Attention: Equity Syndicate

Bank of America, N.A.

One Bryant Park

New York, NY 10036

Attn: Rohan Handa, Rob Stewart

Telephone: +1 646 855 8654

Email: rohan.handa@bofa.com

Mizuho Securities USA LLC

320 Park Avenue

New York, New York 10022

in each case, with a copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention: Mark Schonberger, Esq.

Notices to the Company shall be directed to:

Lexington Realty Trust

One Penn Plaza, Suite 4015

New York, New York 10119

Attention: Joseph S. Bonventre, Esq., General Counsel

Fax no. (212) 594-6600

with a copy to:

Paul Hastings LLP

1170 Peachtree Street NE, Suite 100

Atlanta, GA 30309

Attention: Elizabeth Noe

Fax no. (404) 685-5287

Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Company, and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Company, and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Placement Securities from the Agents shall be deemed to be a successor by reason merely of such purchase.

Section 15. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

Section 16. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17. Effect of Headings. The Section and Exhibit Headings herein are for convenience only and shall not affect the construction hereof.

Section 18. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Commission” means the Securities and Exchange Commission.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d) (8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit I hereto, in each case in the form furnished (electronically or otherwise) to the Agents for use in connection with the offering of the Securities.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

Section 19. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of counsel for the Agents, and each Agent hereby represents, warrants and agrees, severally and not jointly, that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, required to be filed with the Commission. Any such free writing prospectus consented to by counsel for the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit I hereto are Permitted Free Writing Prospectuses.

Section 20. Absence of Fiduciary Relationship. The Company hereby acknowledges and agrees:

(a) The Agents are each acting solely as sales agent, forward purchaser and/or principal in connection with the public offering of the Placement Securities and in connection with each transaction contemplated by this Agreement (including, for the avoidance of doubt, any such public offering made in connection with any Confirmation) and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent has advised or is advising the Company on other matters, and no Agent has any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Placement Securities set forth in this Agreement was not established by the Agents;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) No Agent has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that each of the Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and none of the Agents or their respective affiliates have any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that such Agent(s) shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

Section 21. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 22. Amendments; Counterparts. Except as otherwise provided herein, no amendments to this Agreement shall be valid or binding unless set forth in a document duly executed by all the parties hereto; provided, however, that any Selling Agent or any of their respective affiliates may also become a party to this Agreement in a capacity as a Forward Purchaser by providing written notice to all other parties hereto and entering into a joinder agreement in a form reasonably acceptable to the relevant parties. This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same agreement.

Section 23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Representative becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 23, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

LEXINGTON REALTY TRUST

By:	/s/ Joseph S. Bonventre
Name:	Joseph S. Bonventre
Title:	Executive Vice President

CONFIRMED AND ACCEPTED, as of the
date first above written:

SALES AGENTS:

JEFFERIES LLC

By:	/s/ Michael Judlowe
Name:	Michael Judlowe
Title:	Managing Director, ECM

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Michael C. Hawkins
Name:	Michael C. Hawkins
Title:	Managing Director

REGIONS SECURITIES LLC

By:	/s/ Eugene G. Bowles III
Name:	Eugene G. Bowles III
Title:	Managing Director

BofA SECURITIES, INC.

By:	/s/ Chris Porter
Name:	Chris Porter
Title:	Managing Director, Investment Banking

MIZUHO SECURITIES USA LLC

By:	/s/ Stephen Roney
Name:	Stephen Roney
Title:	Managing Director

EVERCORE GROUP L.L.C.

By:	/s/ Jim Birle
Name:	Jim Birle
Title:	Head of ECM

CONFIRMED AND ACCEPTED, as of the
date first above written:

FORWARD PURCHASERS:

JEFFERIES LLC

By:	/s/ Michael Judlowe
Name:	Michael Judlowe
Title:	Managing Director, ECM

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Michael C. Hawkins
Name:	Michael C. Hawkins
Title:	Managing Director

BANK OF AMERICA, N.A.

By:	/s/ Jake Mendelsohn
Name:	Jake Mendelsohn
Title:	Managing Director

ANNEX I

FORWARD CONFIRMATION

FORM OF REGISTERED FORWARD CONFIRMATION

Date:	[_________], 2019

To:	Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York, 10019-4015

From:	[_________]
[_________]
[_________]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [_________] (“Dealer”) and Lexington Realty Trust (“Counterparty”) in connection with the Equity Sales Agreement, dated as of November [27], 2019 (the “Sales Agreement”), among [_________], as selling agents [_________], as forward purchasers and [_________], forward seller, and Counterparty, on the Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Annex B hereto. Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Equity Definitions, each Transaction is a Share Forward Transaction.

1.       The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the 2006 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Master Confirmation. In the event of any inconsistency between the Equity Definitions and the 2006 Definitions, the Equity Definitions will govern. In the event of any inconsistency between the Definitions and this Master Confirmation, this Master Confirmation will govern. Dealer and Counterparty each represent to the other that it has entered into each Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

Each party further agrees that this Master Confirmation, the Supplemental Confirmation delivered hereunder and the Agreement (as defined below) together evidence a complete binding agreement between Dealer and Counterparty as to the subject matter and terms of each Transaction to which this Master Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Master Confirmation, together with any Supplemental Confirmations for registered forward transactions entered into between Dealer and Counterparty in connection with the Sales Agreement shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form on the Trade Date. In the event of any inconsistency between the Agreement, this Master Confirmation, the Supplemental Confirmation, the 2006 Definitions and the Equity Definitions, the following will prevail for purposes of any Transaction in the order of precedence indicated: (i) the Supplemental Confirmation, (ii) this Master Confirmation; (iii) the Equity Definitions; (iv) the 2006 Definitions and (v) the Agreement. If there exists any ISDA Master Agreement between Dealer and Counterparty or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, any Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

1

2.	The terms of the Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that Dealer accepts a Forward Instruction Notice (as defined in the Sales Agreement) Counterparty delivers pursuant to the Sales Agreement to instruct the Forward Seller (as defined in the Sales Agreement) to sell Borrowed Securities (as defined in the Sales Agreement) in accordance with Section 6(d) of the Sales Agreement.

Effective Date:	For each Transaction, the first day occurring on or after the Trade Date for such Transaction on which Shares are sold through [_________] (“Agent”), acting as Forward Seller for Dealer pursuant to the Sales Agreement have settled, or such later date on which the Counterparty satisfies the “Conditions for Effectiveness” set forth in Section 3 of this Master Confirmation.

Buyer:	Dealer

Seller:	Counterparty

Shares:	The shares of common stock, par value $0.0001 per Share, of Counterparty (Ticker: “LXP”)

Number of Shares:	For each Transaction, until the first Settlement Date, the Initial Number of Shares, as specified in the Supplemental Confirmation for each Transaction; provided that, on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares to be settled on such date (in the case of Physical Settlement) or the number of Settlement Shares for the applicable Settlement (in the case of Cash Settlement or Net Share Settlement).

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the earlier of the (i) the date specified by the Counterparty in the Forward Instruction Notice[1] (as defined in the Sales Agreement) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) date on which the Number of Shares for such Transaction is reduced to zero.

1 To be set forth in the Forward Instruction Notice.

1

Hedge Completion Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty in the Forward Instruction Notice in accordance with the Sales Agreement[2], (ii) any “Settlement Date” (under and as defined in the Sales Agreement) with respect to the full Number of Shares and (iii) the number of Scheduled Trading Days following, but not including, the Trade Date for such Transaction, included in the Forward Instruction Notice and specified in the Supplemental Confirmation for such Transaction (“Hedge Completion Date Cutoff”). Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a Supplemental Confirmation for such Transaction specifying the aggregate number of Shares sold through Dealer or its affiliate acting as a forward seller pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, each determined in accordance with the terms hereof.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) 100% minus the Commission Rate applicable to such Transaction and (ii) of the volume weighted average price per Share at which the Dealer sells Shares through the Agent pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date for such Transaction; provided that, the Calculation Agent shall adjust such price to (x) reflect on each day during such period (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares sold on or prior to such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Forward Price:	For each Transaction, on the Hedge Completion Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 plus (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding anything to the contrary contained herein, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to preserve the economic intent of the parties hereto (taking into account Dealer’s commercially reasonable Hedge Positions in respect of such Transaction).

2 To be set forth in the Forward Instruction Notice, but in any event not to exceed 24 months from the Trade Date.

2

Commission Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.[3]

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Dealer in consultation with Counterparty) for such day minus (b) the Spread divided by (ii) 360.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction. [4]

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price Reduction Date:	For each Transaction, each date (other than the Trade Date) as specified on Schedule I to the Supplemental Confirmation for such Transaction under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date of a Transaction, as specified on Schedule I to the Supplemental Confirmation for such Transaction under the heading “Forward Price Reduction Amount.”

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company

Settlement Terms:

Settlement Date:	For any Transaction, any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Dealer pursuant to “Termination Settlement” below or (b) Counterparty in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) the number of Scheduled Trading Days prior to such Settlement Date as specified in the Supplemental Confirmation for such Transaction (“Settlement Notice Cutoff”), which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Number of Shares is greater than zero and (ii) if Cash Settlement or Net Share Settlement applies and Dealer shall have fully unwound its hedge during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

3 Insert Commission Rate equal to 100 minus the agreed upon commission rate (not to exceed 2.0%), as specified in the Forward Instruction Notice

4 Insert agreed upon Spread (not to exceed 2.0%), as specified in the Forward Instruction Notice.

3

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Number of Shares, designated as such by Counterparty in the related Settlement Notice or by Dealer pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Number of Shares on such date.

Settlement Method Election:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice delivered on or after the Effective Date (if applicable) that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable in its good faith and commercially reasonable judgment, to unwind its Hedge Position for the applicable Transaction by the end of the Unwind Period in a manner that, in the reasonable judgement of Dealer, based on advice of counsel, determines is consistent with Rule 10b-18 under the Exchange Act or due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period relative to the liquidity on the Effective Date, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”), (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice in respect of such Settlement Date or (v) if Counterparty has entered into one or more Other Forward Transactions (as defined below), Dealer determines, based on the advice of counsel, that it is unable to unwind its hedge for the applicable Transaction in a manner consistent with Rule 10b-18 under the Exchange Act.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective unless the Settlement Notice includes a representation by Counterparty substantially in the form set forth in Section 5(a) under the heading “Additional Representations, Warranties and Agreements of Counterparty”.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty provides Settlement Notice for a valid election of Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day and excluding any Disrupted Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall adjust the terms of any Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

4

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines to be material at any time during a Scheduled Trading Day.”

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	For each Transaction, any event that Dealer, in its good faith and commercially reasonable discretion determines, based on advice of counsel, appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (that apply broadly to similar transactions for other issuers) for Dealer to refrain from or decrease any market activity in connection with such Transaction. Subject to applicable legal requirements and Dealer’s internal policies and guidelines, Dealer shall promptly notify Counterparty upon the occurrence of a Regulatory Disruption and shall subsequently promptly notify Counterparty on the day Dealer determines that the circumstances giving rise to such Regulatory Disruption have changed. Dealer shall make its determination of a Regulatory Disruption in a manner consistent with the determinations made with respect to other issuers under similar facts and circumstances.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Counterparty shall deliver to Dealer through the Clearance System the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

5

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Dealer will pay such Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of such Cash Settlement Amount to Dealer. Such amounts shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) the difference between (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period), minus an amount as specified in the Supplemental Confirmation for such Transaction as not exceeding USD 0.02 (“Cash Settlement Fee”), and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Dealer has not unwound its hedge for the applicable Transaction as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Dealer shall deliver a number of Shares to Counterparty equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Counterparty shall deliver to Dealer the Net Share Settlement Shares; provided that if Dealer determines in its good faith and commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

6

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the quotient of (A) the difference between (1) the product of (i) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period), minus an amount as specified in the Supplemental Confirmation for such Transaction not exceeding USD 0.02 (“Net Share Settlement Fee”), and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Shares with respect to which Dealer has not unwound its hedge as of such Forward Price Reduction Date and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period which is not a Disrupted Day, the volume-weighted average price reported on the Bloomberg Page “LXP <Equity> AQR SEC” (or any successor thereto) for such Exchange Business Day; provided that, if such price is unavailable for an Exchange Business Day or the Calculation Agent determines that such price does not correctly reflect the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), the Calculation Agent shall determine the 10b-18 VWAP for such Exchange Business Day based on the criteria specified above in this proviso.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Stock Loan Fee Adjustment:	If the stock loan fee payable by Dealer (or an affiliate thereof), excluding the federal funds or other interest rate component, to the relevant stock lender (the “Stock Loan Fee”), over the immediately preceding one month period, to borrow a number of Shares equal to the Number of Shares to hedge its exposure to any Transaction exceeds a weighted average rate equal to the Initial Stock Loan Rate, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which the Stock Loan Fee exceeds the Initial Stock Loan Rate during such period for such Transaction. The Calculation Agent shall notify Counterparty in writing prior to making any such adjustment to the Forward Price and, upon the request of Counterparty, Dealer shall provide an itemized list in reasonable detail of the Stock Loan Fees for the applicable one month period (including any quotations, market data or information from external sources used by Dealer in developing such list, but without disclosing its proprietary models or other information that is subject to contractual, legal or regulatory obligations to not disclose such information).

7

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Maximum Stock Loan Rate:	For each Transaction, 200 basis points per annum or as otherwise specified in the Supplemental Confirmation for such Transaction.

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Calculation Agent:	Dealer, provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models used by it for such determination or calculation or any information that may be proprietary or confidential or subject to an obligation not to disclose such information.

Account Details.

(a)	Account for payments to Counterparty:	Counterparty to provide.

(b)	Account for delivery of Shares to Counterparty:	Counterparty to provide.

(c)	Account for payments to Dealer:	Dealer to provide.

(d)	Account for delivery of Shares from Dealer:	Dealer to provide.

8

Offices.

(a)	The Office of Dealer for any Transaction is:	[New York, NY]

(b)	The Office of Counterparty for any Transaction is:	Inapplicable, Counterparty is not a Multibranch Party.

Notices.

(a)	Address for notices or communications to Counterparty:

Lexington Realty Trust

One Penn Plaza, Suite 4015

New York, New York, 10019-4015

Attention:

Telephone:

Email:

With a copy to:

Lexington Realty Trust

One Penn Plaza, Suite 4015

New York, New York, 10019-4015

Attention:

Telephone:

Email:

(b)	Address for notices or communications to Dealer:

[_________]

[_________]

[_________]

[_________]

[_________]

With a copy to:

[_________]

[_________]

[_________]

[_________]

[_________]

3.       Conditions for Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the borrowed Shares being sold pursuant to the Sales Agreement in connection with the relevant Transaction by the Agent acting as Forward Seller for Dealer on or after the relevant Trade Date and on or before the relevant Hedge Completion Date. If the Sales Agreement is terminated prior to the commencement of any such sale of Shares thereunder, the parties shall have no further obligations in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, each Supplement Confirmation and related Transaction shall remain in effect with respect to any borrowed Shares that had been sold in connection with such Transaction pursuant to the Sales Agreement by the Agent acting as Forward Seller for Dealer on or after the relevant Trade Date and prior to such termination.

9

4.       Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5.       Additional Representations, Warranties and Agreements of Counterparty. Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

(a)       Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to a Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that were required to be filed have been filed in the prior 12 months and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (C) Counterparty is not entering into this Master Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(b)       Any Shares, when issued and delivered in accordance with the terms of any Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(c)       Counterparty has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of any Transaction as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of any Transaction as set forth in Section 13 under the heading “Maximum Share Delivery”. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(d)       [Counterparty agrees to provide Dealer prior written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Counterparty or any of its subsidiaries (or entering into any contract that would require, or give the option to, Counterparty or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Number of Shares Percentage (as defined below) being (i) equal to or greater than 4.5% of the outstanding Shares or (ii) greater by 4.0% or more than the Number of Shares Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Number of Shares Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Number of Shares Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares and each “Number of Shares” (including any Other Forward Transactions) under any outstanding Transactions and (2) the denominator of which is the number of Shares outstanding on such day.]5

(e)       No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Master Confirmation and the consummation of any Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

(f)       Counterparty agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Number of Shares Percentage would be equal to or greater than [__]%.

(g)       Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of any Transaction.

5 Include if appropriate.

10

(h)       Neither Counterparty nor any of its affiliated purchasers shall take any action (including, without limitation, any direct purchases by Counterparty or any of its affiliated purchasers or any purchases by a party to a derivative transaction with Counterparty or any of its affiliated purchasers), either under this Master Confirmation, under an agreement with another party or otherwise, that in the reasonable judgment of Counterparty is reasonably likely to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the conditions of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Counterparty.

(i)       Counterparty will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(j)       Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing and (iii) has total assets of at least USD 50 million as of the date hereof.

(k)      Counterparty acknowledges and agrees that:

(i)       during the term of each Transaction, Dealer and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction;

(ii)       Dealer and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the applicable Transaction;

(iii)       Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)       any market activities of Dealer and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Counterparty; and

(v)       each Transaction is a derivatives transaction in which it has granted Dealer the right, under certain circumstances, to receive cash or Shares, as the case may be; Dealer may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Counterparty under the terms of any Transaction.

(l)       The assets of Counterparty do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(m)       Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(n)       During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

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(o)       Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)       Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(q)       [Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.]6

(r)       Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into any Transaction, (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with any Transaction and (iii) is entering into any Transaction for a bona fide business purpose.

6.       Registered Hedging Letter: The parties agree and acknowledge that each Transaction hereunder is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Registered Hedging Letter”) and agree to take all actions, and to omit to take any actions, reasonably requested by the other party for each Transaction to comply with the Registered Hedging Letter. Accordingly, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

7.       Covenant: Subject to the circumstances described under “Private Placement Procedures”, the parties acknowledge and agree that any Shares delivered by Counterparty to Dealer on any Settlement Date will be newly issued Shares and pursuant to the terms of the Registered Hedging Letter, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to each Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that the Shares that it delivers to Dealer on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

8.       Insolvency Filing: Notwithstanding anything to the contrary herein, in the Agreement, in the 2006 Definitions or in the Equity Definitions, upon any Insolvency Filing in respect of the Counterparty, each Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation or any Supplemental Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation or any Supplemental Confirmation prior to the date of such Insolvency Filing).

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9.       Extraordinary Dividends: If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Counterparty to Dealer in settlement of any Transaction), Counterparty shall pay to Dealer an amount in cash equal to the product of such Extraordinary Dividend and the number of Shares comprising the Hedge Positions of Dealer on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Counterparty to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any dividend or distribution (in cash, Shares or other property) declared by the Counterparty with respect to the Shares that is specified by the board of directors of the Counterparty as an “extraordinary” dividend.

10.     Acceleration Events: The following events shall each constitute an “Acceleration Event”:

(a)       Stock Borrow Events. In the good faith and commercially reasonable judgment of Dealer (i) Dealer (or its affiliate) is unable, after using commercially reasonable efforts, to hedge its exposure to any Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Dealer (or its affiliate) would incur a stock loan rate to borrow the Number of Shares for such Transaction greater than or equal to the Maximum Stock Loan Rate for such Transaction (each, a “Stock Borrow Event”);

(b)       Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Dealer;

(c)       ISDA Early Termination Date. Dealer notifies Counterparty that Dealer has designated an Early Termination Date pursuant to Section 6 of the Agreement;

(d)       Other ISDA Events. The public announcement of any event that if consummated would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation” and (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)”; or

(e)       Ownership Event. In the reasonable judgment of Dealer, on any day, the Share Amount for such day exceeds the Applicable Share Limit for such day (if any applies). For purposes of this clause (e), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty (including without limitation Article VI of the Articles) that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Dealer in its reasonable discretion based on the advice of counsel. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) other than pursuant to the Exchange Act of a Dealer Person, or could reasonably be expected to result in an adverse effect on a Dealer Person, under any Applicable Restriction, as determined by Dealer in its reasonable discretion based on the advice of counsel, minus (B) 1% of the number of Shares outstanding.

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11.        Termination Settlement: Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least two Scheduled Trading Days’ notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to the Applicable Share Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of any Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.

12.       Private Placement Procedures: If Counterparty is unable to comply with the provisions of “Covenant of Counterparty” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise reasonably determines, based on advice of counsel, that any Settlement Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under “Covenant of Counterparty” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13.       Additional Provisions Relating to the Shares: It is the intent of the parties that each Transaction comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and the parties agree that this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c), and the parties shall not take any action that results in any Transaction not so complying with such requirements. Without limiting the generality of the preceding sentence, Counterparty acknowledges and agrees that (A) during any Unwind Period Counterparty shall not attempt to exercise, any influence over how, when or whether Dealer or its Affiliate effects any sales of Shares in connection with the relevant Transaction, (B) during any Unwind Period Counterparty shall not, directly or indirectly, communicate any Material Non-Public Information (as defined herein) regarding Counterparty or the Shares to any employee responsible for trading the Shares in the public side sales and trading business of Dealer or its Affiliates responsible for trading the Shares in connection with the transactions contemplated hereby, and (C) Counterparty is entering into each Transaction in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act The parties also acknowledge and agree that any amendment, modification, waiver or termination of this Master Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. For purposes hereof any Transaction, “Material Non-Public Information” means information relating to Counterparty or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Counterparty to its shareholders or in a press release, or contained in a public filing made by Counterparty with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.

14.       Maximum Share Delivery: Notwithstanding any other provision of this Master Confirmation, in no event will Counterparty be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to [2.0] times the Initial Number of Shares, subject to reduction by the number of any Shares delivered by Counterparty on any prior Settlement Date and subject to adjustment from time to time in accordance with the provisions of this Master Confirmation, any Supplement Confirmation and the Equity Definitions.

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15.       Transfer and Assignment: Dealer may assign or transfer all (but not less than all) of its rights or delegate all (but not less than all) of its duties hereunder to any affiliate of Dealer; provided that, under the applicable law effective on the date of such transfer or assignment, Counterparty will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Counterparty would have been required to pay Dealer in the absence of such transfer or assignment; and Counterparty will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Counterparty would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by Dealer or its parent or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of Dealer at the time of such assignment or transfer. Notwithstanding the above or any other provision in this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

16.       No Collateral or Setoff: Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations under any Transaction shall not be set off against any other obligations of the parties, other than obligations in respect of any other Transaction governed by this Master Confirmation, whether arising under the Agreement, this Master Confirmation or Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties, other than in respect of any Transaction between the parties governed by this Master Confirmation, shall be set off against obligations under any Transaction, whether arising under the Agreement, this Master Confirmation or Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) each Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

17.       Status of Claims in Bankruptcy: Dealer acknowledges and agrees that this Master Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation or Supplemental Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than any Transaction governed by this Master Confirmation.

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18.       Limit on Beneficial Ownership: Notwithstanding any other provisions hereof, Dealer shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Dealer shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of [_________] Shares7 (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Applicable Share Limit, (ii) the Section 16 Percentage would not exceed 4.9% and (iii) Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

19.       Delivery of Cash: For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement).

20.       Acknowledgements: Dealer represents and warrants to Counterparty that it is a “financial participant” within the meaning of Section 101(22A) of the Bankruptcy Code. The parties hereto acknowledge that they intend (A) that this Master Confirmation is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment” within the meaning of Section 546 of the Bankruptcy Code, and (B) that Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 548(d)(2), 555 and 561 of the Bankruptcy Code.

21.       Severability: If any term, provision, covenant or condition of this Master Confirmation or Supplemental Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Master Confirmation or Supplemental Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Master Confirmation or Supplemental Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Master Confirmation or Supplemental Confirmation and the deletion of such portion of this Master Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

7 Insert number equal to 4.9% of the outstanding Shares as of the relevant Trade Date.

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22.       [Risk Disclosure. Counterparty represents and warrants that it has received, read and understands Dealer’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof. Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein, in each case, to the extent such rules are applicable to such party.]8

23.       Other Forwards / Dealers: Dealer acknowledges that Counterparty has entered or may enter in the future into one or more similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more Dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for any Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of any Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

24.       Disclosure. Effective from the date of commencement of discussions concerning any Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

25.       Wall Street Transparency and Accountability Act of 2010.  The parties hereby agree that none of (i) Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Change in Law, Hedging Disruption, Increased Cost of Hedging or Illegality (as defined in the Agreement)).

26.	Tax Matters.

(a)       Payee Representations:

For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representation to Dealer:

(i)       It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(ii)       It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations to Counterparty:

(i)       [It [(or its regarded owner for U.S. federal income tax purposes)] is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]9

8 Include for relevant Dealer.

9 Tax provisions to be customized for each Dealer.

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(ii)       [It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]

Each party agrees to give notice of any failure of a representation made by it under this Section to be accurate and true promptly upon learning of such failure.

(b)       Tax Documentation. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Counterparty agrees to deliver to Dealer one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) and Dealer agrees to deliver to Counterparty a U.S. Internal Revenue Service Form [W-9]10 (or successor thereto). Such forms or documents shall be delivered (i) on or before the date of execution of this Master Confirmation, (ii) upon Counterparty or Dealer, as applicable, learning that any such tax form previously provided by it has become obsolete or incorrect and (iii) upon reasonable request of the other party. Additionally, each party shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by the other party. “Indemnifiable Tax,” as defined in Section 14 of the Agreement, shall not include any taxes imposed due to the failure of Dealer to provide the tax documentation set forth in this paragraph.

(c)       Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a "FATCA Withholding Tax"). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)       HIRE Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder. For the avoidance of doubt, any such tax imposed under Section 871(m) of the Code is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

27.       [U.S. Stay Regulations. The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Master Confirmation, and for such purposes this Master Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Master Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Master Confirmation, and for such purposes this Master Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Master Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Master Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

10 Tax provisions to be customized for each Dealer

18

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]11

28.       [Arbitration.

(a)       All parties to this Master Confirmation are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

(b)       Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

(c)       The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

(d)       The arbitrators do not have to explain the reason(s) for their award.

(e)       The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Counterparty is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.

(f)       The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

(g)       The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Master Confirmation.

(h)       Counterparty agrees that any and all controversies that may arise between Counterparty and Dealer arising out of or relating to the Agreement or any Transaction hereunder shall be determined by arbitration conducted before the FINRA Dispute Resolution (“FINRA-DR”), or, if the FINRA-DR declines to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

(i)       No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Counterparty is excluded from the class by the court.

(j)       Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Master Confirmation except to the extent stated herein.]

29.       Waiver of Trial by Jury. Each of Counterparty and Dealer hereby irrevocably waives (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders) all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any Transaction or the actions of Dealer or its affiliates in the negotiation, performance or enforcement hereof.

11 Delete U.S. QFC Stay Rule provisions if not applicable to a Dealer

19

30.       Governing Law; Jurisdiction. This MASTER Confirmation AND ANY SUPPLEMENTAL CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS MASTER CONFIRMATION shall be governed by the laws of the State of New York. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

[Remainder of page intentionally left blank]

20

Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

[DEALER]

By:___________________
Name:
Title:

Confirmed as of the date first written above:

LEXINGTON REALTY TRUST

By: ___________________

Name:

Title:

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that if, on or before the date that a Private Placement Settlement would occur, Counterparty has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer) or Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Dealer hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Master Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

ANNEX B

SUPPLEMENTAL CONFIRMATION

To:	Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York, 10019-4015

From:	[________]
[________]
[________]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Registered Forward Transaction entered into between [________] (“Dealer”) and Lexington Realty Trust (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.       This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation between Dealer and Counterparty dated as of November [__], 2019 (the “Master Confirmation”), as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.       The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]
Maturity Date:	[_______], 20[__]
Hedge Completion Date Cutoff: Hedge Completion Date:	[____] Scheduled Trading Days following, but not including, the Trade Date. [_______], 20[__]
Initial Number of Shares: Initial Forward Price:	[_______] USD [____]
Commission Rate:	[_.__]%
Spread: Settlement Notice Cutoff: Initial Stock Loan Rate: [Maximum Stock Loan Rate: Forward Price Reduction Dates: Forward Price Reduction Amounts: Cash Settlement Fee: Net Share Settlement Fee:

[_.__]%

[____] Scheduled Trading Days prior to a Settlement Date

[_____] basis points per annum

[_____] basis points per annum]

As specified on Schedule I hereto

As specified on Schedule I hereto

USD [____]

USD [____]

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

[DEALER]

By:_______________________________________
Name:
Title:

Agreed and accepted by:

LEXINGTON REALTY TRUST

By:_______________________________________
Name:
Title:

[Signature Page to Supplemental Confirmation]

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date[12]	Forward Price Reduction Amount[13]

Trade Date	USD 0.000
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]

12 Insert Forward Price Reduction Dates specified by Party B in instruction under the Sales Agreement.

13 Insert Forward Price Reduction Amounts specified by Party B in instruction under the Sales Agreement.